UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): July 21, 2004

3D Systems Corporation

(Exact name of the registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26081 Avenue Hall
Valencia, California 91355

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (661) 295-5600

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 21, 2004, 3D Systems Corporation announced that it has begun to engage selected design and manufacturing companies to assemble its equipment portfolio.  The press release containing the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2004	3D Systems Corporation

	By:	/s/ Fred R. Jones
Name: Fred R. Jones
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 21, 2004 announcing outsourcing of equipment assembly activities.